Exhibit 99

PRESS RELEASE

GE Reports Strong Second-Quarter 2006 Financial Results with 15% EPS Growth, 9% Revenue Growth and Record Cash Flow

Financial Highlights (Continuing Operations)

•  Revenues of $39.9 billion, up 9%; Organic revenue growth of 8%
•  Earnings of $4.9 billion, up 11%; earnings per share (EPS) of $.47, up 15%
•  Total orders up 17%
•  Five of six businesses deliver double-digit earnings growth
•  First-half cash from operating activities (CFOA) up 78% to $14.3 billion; Industrial CFOA up 9%
•  Return on average total capital (ROTC) increasing 2 points to 17.6%

Fairfield, Conn. July 14, 2006 - GE announced today record second-quarter 2006 earnings from continuing operations of $4.9 billion or $.47 per share, up 11% and 15%, respectively, from second-quarter 2005. Revenues from continuing operations were also a record $39.9 billion, up 9% from last year’s second quarter. First-half cash from GE’s operating activities was a record $14.3 billion, up 78%.

“We continue to execute our strategy,” said GE Chairman and CEO Jeff Immelt. “We are generating consistently strong earnings growth, with EPS up 15%. Our returns are expanding, with ROTC up 2 points. And we are improving our businesses by leveraging our growth initiatives.

“Our solid quarterly results were highlighted by strong top- and bottom-line growth at Commercial Finance, demand for our products and services at Infrastructure and strong profitability at Healthcare, Consumer Finance and Industrial,” said Immelt. “We are making good progress at NBC Universal, which continues to improve with increasing ratings and a diversified business model of content leveraged across all delivery platforms.

“This is our sixth straight quarter of organic revenue growth that meets our goal of 2-3X GDP. This consistent performance demonstrates the quality of our businesses and the excellence of our execution,” added Immelt. “We see this string continuing. Total company orders were up 17% for the quarter, showing strong future demand for our products and services. Orders for equipment increased 33%, including a 59% surge in Infrastructure orders, while services orders increased 13%,” added Immelt.

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“In addition, our businesses are producing healthy cash flows. For the first half, we generated $14.3 billion in CFOA, an increase of 78% over the same period of last year, with the inclusion of the $5.7 billion proceeds from the sale of Insurance Solutions and our final stake in Genworth. Industrial CFOA increased 9% to $6.7 billion. We used our cash to fund the businesses, pay our dividends and acquire 176 million shares of GE common stock. Through the first half of this year, we have funded $6 billion of the $7-9 billion stock repurchase we have planned for 2006.”

Second-Quarter 2006 Financial Highlights:

Earnings from continuing operations were $4.854 billion, up 11% from $4.376 billion in second quarter 2005. EPS from continuing operations were $.47, up 15% from last year’s $.41. Five of six businesses contributed double-digit earnings growth for the quarter.

Continuing revenues of $39.9 billion were 9% higher than last year’s $36.5 billion. Industrial sales increased 9% to $24.4 billion, reflecting core growth. Financial Services revenues grew 10% over last year to $15.3 billion, reflecting core growth and the effects of acquisitions.

Cash generated from GE’s operating activities in the first six months of 2006 totaled $14.3 billion compared with $8.0 billion last year, reflecting a $5.8 billion increase in GE Capital Services’ dividends, substantially all of which was proceeds from sales of insurance businesses, and a 9% increase from the industrial businesses.

Loss from discontinued operations was $2 million for the quarter and included the results of Genworth, the final transaction for GE Insurance Solutions, and GE Life, which is in the process of being sold. Accordingly second-quarter 2006 net EPS were $.47, up 7% from the second quarter of 2005.

“We are focused on sustained execution and long-term performance. We have a strong set of businesses managed by great people in many of the best markets in the world. Our goals are to generate organic revenue growth of 2-3X GDP, deliver 10%+ earnings growth and expand ROTC to 20% by 2008. For the third quarter, we expect double-digit segment profit growth in five of our six businesses and EPS from continuing operations of $.48-.50, up 12-16%. We are reaffirming our full-year 2006 guidance of earnings from continuing operations increasing 13-17% to $1.94-2.02,” said Immelt.

GE will discuss second quarter results on a conference call and Webcast at 8:30 a.m. EDT today. Call information is available at www.ge.com/investor, and related charts will be posted there prior to the call.

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GE (NYSE: GE) is Imagination at Work -- a diversified technology, media and financial services company focused on solving some of the world’s toughest problems. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and advanced materials, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

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Caution Concerning Forward-Looking Statements

Results are preliminary and unaudited. This document contains "forward-looking statements" - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties which could adversely or positively affect our future results include: the behavior of financial markets, including fluctuations in interest rates and commodity prices; strategic actions, including dispositions; future integration of acquired businesses; future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries; unanticipated loss development in our insurance businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:
Russell Wilkerson, 203.373.3193 (office); 203.581.2114 (mobile)
russell.wilkerson@ge.com
General Electric, Fairfield

Investor Contact:
Dan Janki, 203-373.2468 (office)
General Electric, Fairfield

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Three months ended June 30	2006	2005	V%	2006	2005	V%	2006	2005	V%
Revenues
Sales of goods and services	$24,897	$22,989		$24,448	$22,408		$712	$664
GECS earnings from continuing operations	-	-		2,500	2,028		-	-
GECS revenues from services	14,346	12,954		-	-		14,595	13,297
Other income	657	596		695	624		-	-
Total revenues	39,900	36,539	9%	27,643	25,060	10%	15,307	13,961	10%

Costs and expenses
Cost of sales, operating and administrative expenses	27,549	25,337		21,394	19,316		6,512	6,271
Interest and other financial charges	4,533	3,786		486	336		4,202	3,603
Investment contracts, insurance losses and
insurance annuity benefits	793	799		-	-		831	850
Provision for losses on financing receivables	896	958		-	-		896	958
Minority interest in net earnings of
consolidated affiliates	235	290		186	249		49	41
Total costs and expenses	34,006	31,170	9%	22,066	19,901	11%	12,490	11,723	7%

Earnings from continuing operations
before income taxes	5,894	5,369	10%	5,577	5,159	8%	2,817	2,238	26%
Provision for income taxes	(1,040)	(993)		(723)	(783)		(317)	(210)
Earnings from continuing operations	4,854	4,376	11%	4,854	4,376	11%	2,500	2,028	23%

Earnings (loss) from discontinued
operations, net of taxes	(2)	271		(2)	271		(2)	271

Net earnings	$4,852	$4,647	4%	$4,852	$4,647	4%	$2,498	$2,299	9%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.47	$0.41	15%
Total average equivalent shares	10,400	10,650	(2)%

Basic earnings per share	$0.47	$0.41	15%
Total average equivalent shares	10,362	10,604	(2)%

Per-share amounts - net earnings
Diluted earnings per share	$0.47	$0.44	7%
Total average equivalent shares	10,400	10,644	(2)%

Basic earnings per share	$0.47	$0.44	7%
Total average equivalent shares	10,362	10,599	(2)%

Dividends declared per share	$0.25	$0.22	14%

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "consolidated" columns. See note 1 to the 2005 consolidated financial statements at www.ge.com/annual05 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Six months ended June 30	2006	2005	V %	2006	2005	V %	2006	2005	V %
Revenues
Sales of goods and services	$48,381	$44,394		$47,534	$43,241		$1,267	$1,338
GECS earnings from continuing operations	-	-		4,770	3,891		-	-
GECS revenues from services	28,232	25,582		-	-		28,721	26,228
Other income	1,108	913		1,174	954		-	-
Total revenues	77,721	70,889	10%	53,478	48,086	11%	29,988	27,566	9%

Costs and expenses
Cost of sales, operating and administrative expenses	54,247	49,727		42,095	37,636		12,748	12,596
Interest and other financial charges	8,894	7,457		870	717		8,309	7,017
Investment contracts, insurance losses
and insurance annuity benefits	1,542	1,626		-	-		1,636	1,716
Provision for losses on financing receivables	1,718	1,860		-	-		1,718	1,860
Minority interest in net earnings of
consolidated affiliates	473	506		349	435		124	71
Total costs and expenses	66,874	61,176	9%	43,314	38,788	12%	24,535	23,260	5%

Earnings from continuing operations
before income taxes	10,847	9,713	12%	10,164	9,298	9%	5,453	4,306	27%
Provision for income taxes	(1,951)	(1,777)		(1,268)	(1,362)		(683)	(415)
Earnings from continuing operations	8,896	7,936	12%	8,896	7,936	12%	4,770	3,891	23%

Earnings from discontinued operations, net of taxes	261	676		261	676		261	676

Net earnings	$9,157	$8,612	6%	$9,157	$8,612	6%	$5,031	$4,567	10%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.85	$0.75	13%
Total average equivalent shares	10,441	10,644	(2)%

Basic earnings per share	$0.86	$0.75	15%
Total average equivalent shares	10,403	10,599	(2)%

Per-share amounts - net earnings
Diluted earnings per share	$0.88	$0.81	9%
Total average equivalent shares	10,441	10,644	(2)%

Basic earnings per share	$0.88	$0.81	9%
Total average equivalent shares	10,403	10,599	(2)%

Dividends declared per share	$0.50	$0.44	14%

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "consolidated" columns. See note 1 to the 2005 consolidated financial statements at www.ge.com/annual05 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months			Six Months
	Ended June 30			Ended June 30
(Dollars in millions)	2006	2005	V %	2006	2005	V %

Revenues
Infrastructure	$11,332	$10,221	11	$21,484	$19,595	10
Industrial	8,788	8,253	6	16,928	15,921	6
Healthcare	4,156	3,768	10	7,815	7,089	10
NBC Universal	3,858	3,858	-	8,340	7,459	12
Commercial Finance	5,527	4,929	12	11,011	10,001	10
Consumer Finance	5,268	4,928	7	10,358	9,617	8
Total segment revenues	38,929	35,957	8	75,936	69,682	9
Corporate items and eliminations	971	582	67	1,785	1,207	48

Consolidated revenues from
continuing operations	$39,900	$36,539	9	$77,721	$70,889	10

Segment profit (a)
Infrastructure	$2,107	$1,916	10	$3,810	$3,456	10
Industrial	729	635	15	1,329	1,161	14
Healthcare	795	672	18	1,291	1,081	19
NBC Universal	882	979	(10)	1,536	1,688	(9)
Commercial Finance	1,057	872	21	2,231	1,798	24
Consumer Finance	880	735	20	1,716	1,470	17
Total segment profit	6,450	5,809	11	11,913	10,654	12

Corporate items and eliminations	(387)	(314)	(23)	(879)	(639)	(38)
GE interest and other financial charges	(486)	(336)	(45)	(870)	(717)	(21)
GE provision for income taxes	(723)	(783)	8	(1,268)	(1,362)	7

Earnings from continuing operations	$4,854	$4,376	11	$8,896	$7,936	12

Earnings (loss) from discontinued
operations, net of taxes	$(2)	$271	U	$261	$676	(61)

Consolidated net earnings	$4,852	$4,647	4	$9,157	$8,612	6

(a)
Segment profit always excludes the effects of principal pension plans, results reported as discontinued operations and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges and balances; technology and product development costs; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which preceded the current management team. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured - excluded in determining segment profit, which we refer to as "operating profit," for Healthcare, NBC Universal, and the industrial businesses of the Industrial and Infrastructure segments; included in determining segment profit, which we refer to as "net earnings," for Commercial Finance, Consumer Finance, and the financial services businesses of the Industrial segment (Equipment Services) and Infrastructure segment (Aviation Financial Services, Energy Financial Services and Transportation Finance).

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months			Six Months
	Ended June 30			Ended June 30
(Dollars in millions)	2006	2005	V%	2006	2005	V%

Infrastructure
Revenues	$11,332	$10,221	11	$21,484	$19,595	10
Segment profit	$2,107	$1,916	10	$3,810	$3,456	10
Revenues
Aviation	$3,291	$2,971	11	$6,332	$5,561	14
Aviation Financial Services	981	819	20	1,915	1,636	17
Energy	4,442	3,884	14	8,277	7,835	6
Energy Financial Services	364	382	(5)	665	610	9
Oil & Gas	1,094	763	43	1,866	1,404	33
Transportation	1,002	892	12	2,025	1,648	23
Segment profit
Aviation	$728	$690	6	$1,373	$1,217	13
Aviation Financial Services	310	185	68	516	348	48
Energy	689	625	10	1,125	1,202	(6)
Energy Financial Services	146	179	(18)	263	273	(4)
Oil & Gas	108	75	44	163	102	60
Transportation	165	101	63	369	183	F

Industrial
Revenues	$8,788	$8,253	6	$16,928	$15,921	6
Segment profit	$729	$635	15	$1,329	$1,161	14
Revenues
Consumer & Industrial	$3,852	$3,576	8	$7,386	$6,837	8
Equipment Services	1,797	1,652	9	3,431	3,226	6
Plastics	1,684	1,640	3	3,328	3,288	1
Segment profit
Consumer & Industrial	$318	$227	40	$538	$392	37
Equipment Services	60	36	67	76	46	65
Plastics	183	208	(12)	408	448	(9)

Commercial Finance
Revenues	$5,527	$4,929	12	$11,011	$10,001	10
Segment profit	$1,057	$872	21	$2,231	$1,798	24
Revenues
Capital Solutions	$3,047	$2,856	7	$5,867	$5,745	2
Real Estate	1,047	744	41	2,122	1,642	29
Segment profit
Capital Solutions	$433	$325	33	$772	$611	26
Real Estate	334	240	39	775	550	41

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GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)
	Consolidated		GE		Financial Services (GECS)
Assets	06/30/06	12/31/05	06/30/06	12/31/05	06/30/06	12/31/05
Cash & marketable securities	$56.1	$51.0	$2.2	$2.5	$54.0	$48.8
Receivables	12.0	14.9	12.3	15.1	-	-
Inventories	11.7	10.5	11.6	10.3	0.2	0.2
GECS financing receivables - net	303.9	287.6	-	-	303.9	287.6
Property, plant & equipment - net	71.0	67.5	16.7	16.5	54.3	51.0
Investment in GECS	-	-	48.6	50.8	-	-
Goodwill & intangible assets	85.6	81.6	60.7	57.8	24.9	23.8
Other assets	107.0	99.1	36.6	36.8	75.9	68.1
Assets of discontinued operations	15.1	61.1	-	-	15.1	61.1

Total assets	$662.4	$673.3	$188.7	$189.8	$528.3	$540.6

Liabilities and equity
Borrowings	$394.4	$370.4	$10.6	$10.2	$385.4	$362.1
Insurance reserves	34.5	33.1	-	-	34.9	33.4
Other liabilities & minority interest	109.7	110.9	69.3	70.2	44.4	44.5
Liabilities of discontinued operations	15.0	49.5	-	-	15.0	49.8
Shareowners' equity	108.8	109.4	108.8	109.4	48.6	50.8

Total liabilities and equity	$662.4	$673.3	$188.7	$189.8	$528.3	$540.6

June 30, 2006 information is unaudited. Supplemental consolidating data are shown for "GE" and "Financial Services (GECS)." Transactions between GE and GECS have been eliminated from the "consolidated" columns. See note 1 to the 2005 consolidated financial statements at www.ge.com/annual05 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. Specifically, we have referred to organic revenue growth for the three months ended June 30, 2006, compared with the three months ended June 30, 2005, the increase in cash from operating activities from our industrial businesses (or Industrial CFOA) for the six months ended June 30, 2006, compared with the six months ended June 30, 2005 and return on average total capital invested (ROTC), which is calculated using average total shareowners' equity, excluding effects of discontinued operations. The reasons we use these non-GAAP financial measures and their reconciliation to their most directly comparable GAAP financial measures follow.

(Dollars in millions)
	Three months
	ended June 30
Organic Revenue Growth	2006	2005	V %

GE consolidated continuing revenues as reported	$39,900	$36,539	9%
Less the effects of:
Acquisitions, business dispositions (other than dispositions of businesses acquired for investment)
and currency exchange rates	679	329

GE consolidated revenues excluding the effects of acquisitions, business dispositions (other than dispositions
of businesses acquired for investment) and currency
exchange rates (organic revenues)	$39,221	$36,210	8%

	Six months
	ended June 30
Growth in Industrial CFOA	2006	2005	V%

Cash from GE's operating activities as reported	$14,323	$8,027	78%
Less: GECS dividends	7,590	1,839
Cash from GE's operating activities excluding dividends
from GECS (Industrial CFOA)	$6,733	$6,188	9%

We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. In some cases, short-term patterns and long-term trends may be obscured by large factors or events. For example, events or trends in a particular segment may be so significant as to obscure patterns and trends of our industrial or financial services businesses in total. For this reason, we believe that investors may find it useful to see our 2006 growth in revenues without the effects of acquisitions, business dispositions and currency exchange rates. We also believe that investors would find it useful to compare our operating cash flow for the six months ended June 30, 2006, to the operating cash flow for the six months ended June 30, 2005, without the effect of GECS dividends, which can vary from period-to-period.

	Three months
	ended June 30
Average Total Shareowners' Equity, Excluding Effects of Discontinued Operations (a)	2006	2005

Average total shareowners' equity (b)	$110,196	$107,367
Less:
Cumulative effect of earnings from discontinued operations (c)	761	3,344
Average net investment in discontinued operations (d)	7,001	-
Average total shareowners' equity, excluding
effect of discontinued operations (a)	$102,434	$104,023

(a)
Used for computing return on average total capital invested (ROTC). For GE, ROTC is earnings from continuing operations plus the sum of after-tax interest and other financial charges and minority interest, divided by the sum of the averages of total shareowners' equity (excluding effects of discontinued operations), borrowings, mandatorily redeemable preferred stock and minority interest (on a twelve-month basis, calculated using a five-point average).

(b)	On a twelve-month basis, calculated using a five-point average.
(c)	Represented the average cumulative net earnings effect of discontinued operations from 2001 through the first half of 2005 (on a twelve-month basis, calculated using a five-point average).
(d)	Represented the average net investment in discontinued operations since the second half of 2005.

U.S. GAAP requires earnings of discontinued operations to be displayed separately in the Statement of Earnings. Accordingly, the numerator used in our calculation of return on average total capital invested excludes those earnings (losses). Further we believe it is appropriate to exclude from the average shareowners' equity component of the denominator the cumulative effect of those earnings (losses) since 2000 (reclassifications for discontinued operations began in 2001), as well as our average net investment in discontinued operations since the second half of 2005. Had we disposed of these operations before mid-2005, proceeds would have been applied to reduce parent-supported debt at GE Capital; however since parent-supported debt at GE Capital was retired in the first half of 2005, we have assumed that any proceeds after that time would have been distributed to shareowners by means of share repurchases, thus reducing average total shareowners' equity.

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